EX-99.h.1.ii

AMENDMENT NO. 10 TO

SCHEDULE A

DELAWARE POOLED TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF FEBRUARY 16, 2023

Delaware Global Listed Real Assets Fund (formerly, Delaware REIT Fund)

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND		DELAWARE POOLED TRUST
SERVICE COMPANY		for its series set forth in this Schedule A

By:	/s/ RICHARD SALUS	By:	/s/ SHAWN K. LYTLE
Name:	Richard Salus	Name:	Shawn K. Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer
and Global Head of Fund Services